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                           OFFER TO PURCHASE FOR CASH
                         ALL OUTSTANDING COMMON SHARES
                                       OF
                COMPANIA BOLIVIANA DE ENERGIA ELECTRICA S.A. --
                         BOLIVIAN POWER COMPANY LIMITED
                AT A PURCHASE PRICE OF U.S. $20.00 NET PER SHARE
                                       BY
                             TOSLI ACQUISITION B.V.
                          A WHOLLY-OWNED SUBSIDIARY OF
                             TOSLI INVESTMENTS N.V.
                    THE PRINCIPAL SHAREHOLDER OF THE COMPANY

       THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, SEPTEMBER 24, 1999, UNLESS THE OFFER IS EXTENDED.

                                                                 August 26, 1999

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

     We are enclosing the material listed below relating to the offer of Tosli Acquisition B.V., a Netherlands private limited liability company (the "Purchaser") and a wholly-owned subsidiary of Tosli Investments N.V., a Netherlands public limited liability company ("Tosli"), to purchase all outstanding common shares, without nominal or par value (the "Shares"), of Compania Boliviana de Energia Electrica S.A. -- Bolivian Power Company Limited, a Nova Scotia corporation (the "Company"), at a purchase price of U.S. $20.00 per Share, net to the seller in cash, without interest (the "Offer Price"), upon the terms and subject to the conditions set forth in the Offer to Purchase, as amended or supplemented, dated August 26, 1999 (the "Offer to Purchase"), and in the related Letter of Transmittal (which together constitute the "Offer").

     THE OFFER IS NOT CONDITIONED ON ANY MINIMUM NUMBER OF SHARES BEING TENDERED. THE OFFER IS, HOWEVER, SUBJECT TO CERTAIN OTHER CONDITIONS. SEE
SECTION 13 OF THE OFFER TO PURCHASE.

     The Purchaser will accept all valid tenders, not withdrawn prior to the Expiration Date (as defined in the Offer to Purchase). If at the Expiration Date, it is determined that valid tenders representing at least 90% of the number of non-affiliate Shares outstanding on a fully-diluted basis have been or are likely to be received and accepted, the Purchaser in its sole discretion may extend the Offer. If 90% of such non-affiliate Shares are tendered and accepted, the Purchaser intends to extend the period of time for which the Offer is open for an additional three months, Tosli, which owns 4,030,762 Shares (96.6% of the currently outstanding shares), intends to tender all of such Shares, and in the event Tosli tenders its Shares, all Shares not tendered will be purchased pursuant to Nova Scotia law, at the Offer Price.

     If at the Expiration Date, valid tenders have been accepted to reduce the number of record stockholders of the Company (the "Stockholders" or the "Holders") to less than 300, the Company intends to deregister the Shares with the United States Securities and Exchange Commission (the "Commission"), and cease filing reports and other information which the Company is currently required to file with the Commission under the requirements of the Securities Exchange Act of 1934, as amended.

     Please furnish copies of the enclosed materials to those of your clients for whom you hold Shares registered in your name or in the name of your nominee.
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     Enclosed herewith are the following documents:

          1. The Offer to Purchase dated August 26, 1999.

          2. The Letter of Transmittal to be used by stockholders in accepting the Offer.

          3. The Letter to Stockholders from the Company, accompanied by the Company's Solicitation Statement on Schedule 14D-9.

          4. The Notice of Guaranteed Delivery to be used to accept the Offer if the Shares and all other required documents cannot be delivered to the Depositary (as defined in the Offer to Purchase) by the Expiration Date.

          5. The Letter that may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space for obtaining such clients' instructions with regard to the Offer.

          6. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup federal income tax withholding.

          7. A return envelope addressed to U.S. Bank Trust National Association, the Depositary.

     Upon the terms and subject to the satisfaction or waiver (where applicable) of the conditions of the Offer, the Purchaser will purchase, by accepting for payment, and will pay for, all Shares validly tendered and not withdrawn on or prior to the Expiration Date, promptly after the Expiration Date. For purposes of the Offer, the Purchaser will be deemed to have accepted for payment, and thereby purchased, tendered Shares if, as and when the Purchaser gives oral or written notice to the Depositary of the Purchaser's acceptance of such Shares for payment. In all cases, payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (i) certificates representing the Shares (the "Certificates") or timely confirmation of a book-entry transfer of such Shares, if such procedure is available, into the Depositary's account at the Book-Entry Transfer Facility (as defined in the Offer to Purchase) pursuant to the procedures set forth in Section 3 of the Offer to Purchase, (ii) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, or an Agent's Message (as defined in the Offer to Purchase) and (iii) any other documents required by the Letter of Transmittal.

     The Purchaser will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of Shares pursuant to the Offer, but tendering stockholders who hold Shares in their own name(s) will not be charged brokerage fees. The Purchaser will, upon request, reimburse brokers, dealers, commercial banks, trust companies, and other nominees for reasonable and customary handling and mailing expenses incurred by them in forwarding materials relating to the Offer to their customers. The Purchaser will pay all stock transfer taxes for those tendering in their own name applicable on the transfer and sale of Shares pursuant to the Offer, subject to Instruction 6 of the Letter of Transmittal.

     THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED THE OFFER, DETERMINED THAT THE OFFER DESCRIBED HEREIN IS FAIR TO, AND IN THE BEST INTERESTS OF, THE COMPANY AND ITS STOCKHOLDERS, AND RECOMMENDS THAT THE STOCKHOLDERS ACCEPT THE OFFER AND TENDER THEIR SHARES PURSUANT TO THE OFFER.

     YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER, AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON SEPTEMBER 24, 1999, UNLESS THE OFFER IS EXTENDED.

     In order to take advantage of the Offer, a duly executed and properly completed Letter of Transmittal and any other required documents should be sent to the Depositary and certificates representing the tendered Shares should be delivered, or such Shares should be tendered by book-entry transfer, all in accordance with the instructions set forth in the Letter of Transmittal and the Offer to Purchase.

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     If Stockholders wish to tender, but it is impracticable for them to forward their Certificates or other required documents prior to the Expiration Date, a tender may be effected by following the guaranteed delivery procedures specified under Section 3 in the Offer to Purchase.

     Any questions or requests for assistance or additional copies of this Offer to Purchase, the Letter of Transmittal and the Notice of Guaranteed Delivery may be directed to the Information Agent (as defined in the Offer to Purchase) at:

                            MACKENZIE PARTNERS, INC.
                                 156 5th Avenue
                            New York, New York 10010
                Banks and Brokers, Call Collect: (212) 929-5500
                   All Others Call Toll Free: (800) 322-2885

     You may also contact your broker, dealer, commercial bank, trust company, or nominee for assistance concerning the Offer.

                                          Very truly yours,

                                          MacKenzie Partners, Inc.

                                          By  /s/ MACKENZIE PARTNERS, INC.

                                            ------------------------------------

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF THE COMPANY, OR THE DEPOSITARY, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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